Exhibit 10.1

Exclusive Manufacturing Agreement

This Agreement is entered into on June 30, 2004.

The Parties to this Agreement are：

（1）
Greatmat Technology (HK) Ltd, (a limited liability company incorporated and existing in accordance with the laws of Hong Kong), and its registered address is: Unit 2102-03, 21/F Kingsfield Centre, 18-20 Shell Street, North Point, Hong Kong (hereinafter referred to as “Party A”).

（2）
Yunfu Changyi Stone Factory, (a company incorporated and existing in accordance with the laws of the People’s Republic of China), and its registered address is: Hekou Stone Industrial Park in Yuncheng District, Yunfu City, Guangdong Province, People’s Republic of China (hereinafter referred to as “Party B”).

Whereas Party B is an enterprise specializing in the processing of stone materials, is able to provide manufacturing and processing services to Party A for Party A’s stone products with appropriate technology, equipment, personnel, and other resources.

Party A agrees to appoint Party B as Party A’s exclusive processing factory to process Party A’s GM brand artificial quartzite. Party B agrees to accept Party A’s appointment to become Party A’s exclusive processing factory and undertakes to provide manufacturing and processing services to Party A’s products only.  Through negotiation and consultation, the Parties have agreed to enter into this Agreement to stipulate the Parties’ rights and obligations.

1.	Interpretation

1.1	In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

“China” means the People’s Republic of China (for the purposes of this Agreement, excluding Hong Kong, Macao and Taiwan).

“Processing Business” means the business in which Party B processes Party A’s Products.

“Party A’s Products” means the products which Party A requires Party B to process from time to time and Party B is able to process under current conditions, including but not limited to the products of GM brand artificial quartzite.

“Party A’s Articles” means machines, equipment, tools, molds, installments, raw materials, spare parts, packaging materials, semi-finished products provided by Party A to Party B and finished products, defective products, remainders, and scraps which have been processed by Party B and whose prices have been paid, etc.

“Processing Period” means the period from the date of appointment of processing by Party A as stipulated in the orders issued by Party A to Party B to the date when Party B has completed the processing and delivers the finished products to Party A.

“Processing Place” means the place where Party B manufactures and processes Party A’s Products.

“Specific Warehouse” means the warehouse which Party B specifically provides to store Party A’s Products.

“Party A’s Property” means Party A’s Articles, and any patents, trademarks, copyright, designs, know-how and other intellectual property rights which are related to the Processing Business and belong to Party A.

“Records of Products” means the accurate and detailed written records which are made by Party B to record the names and quantities of the products and articles transferred between the Specific Warehouse and the Processing Place, and the names and quantities of the products and articles sent out and delivered between the Specific Warehouse and Party A.

“Agreement Period” means this Agreement will terminate at the end of five years from the date on which it is executed.

2.	Processing and Manufacturing Business Appointed

2.1
The machines and equipment which Party B shall use for processing Party A’s Products: Party A shall provide machines, equipment, raw materials, trademarks , logos, and packaging designs used on the products, and packaging materials, etc. Notwithstanding the above stipulation, Party B shall arrange and prepare any other necessary accessory materials, consumables, tools, and materials which needed for processing and manufacturing Party A’s Products.

2.2
Party A shall place written orders and provide samples to Party B when Party B’s processing services are needed by Party A. The orders shall list the product’s name, quantity, specification, nature, price, technology required for processing, processing period, liability for breach of contract, raw materials, spare parts, packaging materials, and other necessary materials and their quantity which Party A will provide to Party B, allowed maximum consumed quantity of materials, cost for use of one more spare part if Party B exceeds the allowed maximum consumed quantity of materials, and processing fee, etc.  The orders shall become part of this Agreement and shall have the same legal effect as this Agreement.

2.3
Party A shall provide Party B all the raw materials, spare parts, packaging materials and other necessary materials in accordance with the list indicated in the orders. Unless with a written consent from Party A, Party B shall not substitute the raw materials and spare parts which Party A provides with any raw materials and spare parts from its own or any other factories. The accessary materials and consumables which are needed to complete the processing of the products in the orders shall be provided by Party B and their quality and quantity shall be guaranteed by Party B.

2.4	Party B shall not at any time move Party A’s Articles, which under Party B’s control, to places other than the designated Specific Warehouse and Processing Place without Party A’s consent.

2.5
Party B agrees that Party A shall have the right to inspect Party B’s processing procedures and methods with Party B’s consent at reasonable time before or during Party B’s processing. Party B guarantees that it will not deviate significantly the processing procedures and methods which the Parties have agreed and accepted. Party B should bear all the costs and expenses due to its deviation of the above mentioned processing procedures or methods without Party A’s consent during processing, including but not limited to rework, customer’s claims if Party A is not able to deliver on time or fails to deliver, direct losses claimed by customers, etc.

2.6
Party B agrees that Party A shall have the right to assign its employees or representatives to station in Party B’s factory. Party A’s employees or representatives shall have the right to inspect the Specific Warehouse, Records of Products, semi-finished products, processing procedures and methods, processing technology, equipment, and quality control which Party B adopts, and to request Party B to do corrections, amendments, and remedies as to matters which the Parties consider inappropriate, incorrect or incompliant, and Party B shall do such corrections, amendments, and remedies on a timely basis upon the request from Party A’s employees or representatives.

2.7	Party B shall retain and recycle the packaging materials provided by Party A based on the principle of economy. Party B shall try to avoid unnecessary waste of packaging materials.

2.8	Party B shall ensure that there are enough Specific Warehouses, Processing Places, and workers to complete the Processing Business assigned by Party A on time with required quality.

2.9
The processing fee shall be determined by both the Parties when Party A places orders to Party B. Party A shall pay to Party B 30% of the processing fee in the orders as deposit when Party A places orders to Party B. The remaining amount of the processing fee shall be paid after Party A’s each satisfied inspection of Products and before delivery.

2.10
Processing Quantity. Party A shall guarantee to provide not less than 100,000 square meters’ Processing Business to Party B each year (the processing fee shall be determined and agreed by the Parties), or Party A will compensate Party B RMB5,000,000.

3.	Obligations

3.1	Apart from other obligations hereunder, Party A shall,

i).	provide Party B necessary management and technology support upon Party B’s requirement;

ii).	provide machines, equipment, raw materials, spare parts, packaging materials, and other required materials free of charge;

iii).	deliver machines, equipment, raw materials, spare parts, packaging materials, and other required materials to the Specific Warehouse or Processing Place Party B designates;

3.2	Apart from other obligations hereunder, Party B shall,

i).	ensure that the Specific Warehouse, Processing Place are in good condition and suitable for processing during the Processing Period;

ii).	guarantee that the Specific Warehouse and Processing Place will have consistent communication, electricity, water supply and other facilities;

iii).	provide comprehensive security services to the Specific Warehouse and Processing Place;

iv).
guarantee to provide enough workers to complete the Processing Business assigned by Party A, and examine, approve, and handle within reasonable time any workers and management personnel whose performance is not acceptable to Party A upon Party A’s request, and guarantee the quality and quantity of the Processing Business;

v).
Party B shall pay salaries to its workers and management personnel, and provide social insurances, benefits, subsidies, compensations, allowances, bonuses, etc in accordance with the actual situation and needs.

vi).	bear any and all the water, electricity, communication expenses and taxes in connection with the use of the Specific Warehouse and Processing Place.

vii).
respect and protect the Parties’ patents, trademarks, copyright, designs, know-how, and other intellectual property rights, and keep Party A’s patents, trademarks, copyright, designs, know-how, other intellectual property rights and business secrets which are involved in the Processing Business confidential.

4.	Transportation and Insurance

4.1
Party A shall provide raw materials, spare parts, packaging materials, and other required materials in accordance with the stipulations hereof, and bear the costs incurred in transportation and expenses on the purchase of insurances.

4.2
Party B may purchase insurances for raw materials, spare parts, packaging materials, and other required materials, semi-finished products, and finished products stored in the Specific Warehouse and Processing Place in accordance with the actual situation and needs.

5.	Representations, Warranties and Undertakings

5.1	Party A’s Representations, Warranties and Undertakings to Party B

i).	Party A is a limited liability company incorporated and existing under the laws of British Virgin Islands;

ii).	Party A’s entering into this Agreement will not violate any applicable laws、regulations、limitations、undertakings、conditions or agreements biding upon it;

iii).
During the term of this Agreement, Party A shall exclusively appoint Party B to process and manufacture artificial stone products. Party A undertakes that it will not appoint any other third party to process and manufacture artificial stone products in any way until the termination of its cooperation with Party B;

iv).	Party A shall pay all the prices for the processed products before taking delivery;

v).
Respect and protect Party B’s patents, trademarks, copyright, designs, know-how, and other intellectual property rights, and keep Party B’s patents, trademarks, copyright, designs, know-how, other intellectual property rights, and business secrets which are involved in the Processing Business confidential.

5.2	Party B’s Representations, Warranties and Undertakings to Party A

i).
Party B is an enterprise incorporated and existing under the laws of the People’s Republic of China, and has the full powers and legitimate right to engage in the Processing Business for Party A’s Products;

ii).	The Specific Warehouse, Processing Place and the attached facilities have met the standards of fire protection, security, and environmental protection enacted by relevant governmental authorities;

iii).
If Party B fails to complete the Processing Business in the Specific Warehouse and Processing Place on time due to external intervention, Party B guarantees to compensate Party A any direct losses caused by the above-mentioned intervention in accordance with the compensation clause as stipulated in the orders (except for force majeure);

iv).
Party B shall notify Party A in writing if any variation of Party B’s operation, business, finance, plants, employees may affect the Processing Business, or Party B’s plants, warehouses, machines, stocks, articles will be in the danger of seizure or detained by any governmental administrative authorities, institutions, judicial authorities;

v).
Party B shall deliver the Processed Products with good quality to Party A on time in accordance with the quantity as required herein and the quantity in the orders which Party B may manufacture as negotiated by the Parties from time to time;

vi).	Party B shall not use Party A’s equipment to process any other third party’s products without Party A’s written consent during the term of this Agreement;

6.	Inspection Standards, Delivery Time, Delivery Place

6.1
Party A shall do the products’ quality inspection and acceptance before taking delivery of the products. The product standards in the Stone Board Materials shall be made reference in inspection standards and in the meantime, the products shall meet the following requirements:

i).	be basically consistent with the agreed samples;

ii).	the colors of the products which are in the same batch should basically the same;

iii).	there should be no black dots on stone surface;

6.2	Party A may reject to accept or return the products if the products are found defective or exceed order quantity during inspection;

6.3
Party B shall deliver to Party A the finished products as required in the orders before the end of the Processing Period.  If Party B is late in the delivery of the products, Party B shall compensate Party A for the losses so caused in accordance with the compensation clause as stipulated in the orders; If Party B’s delay is caused by Party A’s or the company designated by Party A’s not providing the raw materials, spare parts, packaging materials, or any other materials listed on relevant orders or not paying the processing fee on time, Party B shall be exempted from compensating Party A’s losses.

6.4	Delivery place: Party B’s plant or the Specific Warehouse.

7.	Property Title

7.1
Party A is the sole and absolute legitimate owner of Party A’s Property during the term of this Agreement. Party B shall take all the necessary measures to ensure that Party A’s Property title is clear and will not be infringed.  If Party A’s Articles in the Specific Warehouse and Processing Place are seized or detained by any governmental department due to any reason caused by Party B, Party B shall be responsible for any explanation, certification or proof to relevant governmental department that the title of the Party A’s Articles belongs to Party A, and shall make every effort to make the seizure or detainment released.

7.2
In any circumstances, without Party A’s consent, Party B shall not offset any expenses with Party A’s Articles, nor dispose of Party A’s Articles in any other way. All Party A’s Articles shall be returned to Party A in case of termination of this Agreement for whatever reasons.

8.	Renewal

8.1	This Agreement will automatically be renewed upon the expiration date unless either one party raises objection to the renewal of the Agreement.

9.	Termination

9.1	This Agreement shall be terminated when the term of this Agreement expires in addition to the termination as stipulated under Clause 9.3 herein.

9.2
Unless the circumstances occurred as listed in Clause 9.3 herein, if any Party proposes to terminate this Agreement during the term of this Agreement, the proposing Party shall give the other Party a prior written notice of termination no less than one month.

9.3	During the term of this Agreement, each Party shall have the right to notify the other Party in writing to terminate this Agreement, when any one of following occurs:

i).
if the breaching Party fails to make any remedy within 14 days after the non-breaching Party sends a written notice to it requesting remedies for breach of contract, which can be remedied, in case of breach of any stipulation of this Agreement by the breaching Party;

ii).	if Party B is in liquidation, whether compulsory or voluntary ;

iii).
if Party A fails to provide Party B with the agreed amount of business for processing as stipulated herein, make the payments and violate all the stipulations herein, Party B shall have the right to terminate this Agreement;

10.	Breach of Contract

10.1
If any Party’s breach of this Agreement causes any losses to the other Party, the breaching Party shall compensate the non-breaching Party for any losses so caused; If both Parties are in breach, each Party shall be responsible for the part of losses caused its breach in accordance with the actual situation;

11.	Settlement of Disputes

11.1
Should any dispute and claims relating to this Agreement arise, the Parties shall seek to settle them through friendly negotiation. Each Party may submit the dispute to a local court for settlement in case the dispute is not settled in the manner accepted by the Parties within 30 days of receipt of the notice of the disputes.

11.2	The Parties shall continue to exercise their rights and carry out their responsibilities herein respectively except for the matters in dispute after the dispute arises;

12.	The Parties shall clear their payments when the term of this Agreement expires.

13.	The Parties shall refer to the written signed records during the term of this Agreement.

14.	Others:

14.1	This Agreement is drafted in Chinese.

14.2	The formation, validity, interpretation, implementation of this Agreement and any disputes arising out of this Agreement shall be governed by the laws of China.

14.3
No failure on the part of any of the Parties to exercise, and no delay on each of their part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. Nevertheless, the laws of China shall be applicable.

14.4	Unless otherwise stipulated herein, neither Party may assign partly or fully its rights or obligations under this Agreement without the written consent of the other party.

14.5	This Agreement constitutes the whole agreement related to the Processing Business between the Parties, and substitutes all preceding discussions, negotiations, and agreements between the Parties.

14.6
Any notice or demand that one Party sends to the other shall be written in Chinese, and sent to relevant parties by mail or facsimile swiftly. In the case of facsimile, the air registered mail shall be sent to confirm afterwards. Any notice or mail sent under this Agreement shall be deemed served and arrived by addressee in following conditions:

1) In the case of mail, the mail should be delivered to the right address;

2) In the case of facsimile, the fax machine shows fax completed or any other signal that indicates the fax is completed.

Party A:

Address:	Unit 2102-03 21/F Kingsfield Centre 18-20 Shell Street North Point Hong Kong

Recipient:	Chris So

Party B:

Address:	Hekou Stone Industrial Park in Yuncheng District, Yunfu City, Guangdong Province.

Recipient:	Zeng Xian Yi

14.7	This Agreement shall come into effect after the authorized representatives from both Parties sign and the company chops of each Party are affixed.

This Agreement is executed by the authorized representatives of the Parties on the date as indicated on the first page of this Agreement.

Party A:	Greatmat Technology (HK) Limited

Authorized Representative:

Party B:	Yunfu Changyi Stone Factory

Authorized Representative: